Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Employee Stock Purchase Plan, The 1998 Stock Plan and The 1995 Employees' Class B Common Stock Incentive Stock Option Plan of Interactive Magic, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements of Interactive Magic, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP

Raleigh, North Carolina
November 24, 1999